As filed with the Securities and Exchange Commission on December 9, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NetScout Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2837575
(State of Incorporation)	(I.R.S. Employer Identification No.)

310 Littleton Road

Westford, MA 01886

(Address of principal executive offices)

NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended

NetScout Systems, Inc. 2011 Employee Stock Purchase Plan

(Full title of the plans)

Anil K. Singhal, President and Chief Executive Officer

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

(978) 614-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Miguel J. Vega, Esq.

Cooley LLP

500 Boylston Street

Boston, MA 02116

(617) 937-2319

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended

Shares Reserved for Grant
Common Stock (par value $.001 per share)	8,000,000(3)	$17.71	$141,680,000	$16,237(3)
NetScout Systems, Inc. 2011 Employee Stock Purchase Plan

Shares Reserved for Grant
Common Stock (par value $.001 per share)	2,500,000(4)	$17.71	$44,275,000	$5,074
Total:	10,500,000		$185,955,000	$21,311

(1)	This Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price is based upon the average of the high and low prices of Registrant’s common stock on December 5, 2011 as reported on the NASDAQ Global Market.
(3)	The NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended (the “Amended 2007 Plan”) authorizes the issuance of shares of common stock of NetScout Systems, Inc. (the “Registrant”) up to a maximum number equal to the sum of (a) 8,000,000 shares of common stock, and (b) 3,901,071 shares of common stock previously registered for offer or sale under the Registrant’s 2007 Equity Incentive Plan (such shares listed under clause (b), the “Carried Forward Shares”). The Carried Forward Shares were registered on Registration Statements on the Form S-8 filing on December 27, 2007 (File No. 333-148364), and the Registrant paid a total registration fee of $1,939, of which $1,513 related to the Carried Forward Shares. In accordance with Instruction E to the General Instructions to Form S-8 and other guidance promulgated by the Securities Exchange Commission, the Registrant has carried forward the registration fee for the Carried Forward Shares.
(4)	The NetScout Systems, Inc. 2011 Employee Stock Purchase Plan (the “2011 Plan”) authorizes the issuance of 2,500,000 shares of common stock of the Registrant.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers (i) 8,000,000 additional shares of Common Stock, $0.001 par value per share (the “Common Stock”), of NetScout Systems, Inc. (the “Registrant”) which are reserved for issuance under the NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended (the “Amended 2007 Plan”) and (ii) 2,500,000 shares of Common Stock under the NetScout Systems, Inc. 2011 Employee Stock Purchase Plan (the “2011 Plan”).

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the Registration Statement on Form S-8 filed on December 27, 2007 (File No. 333-148364), which registered 5,000,000 shares of common stock of the Registrant with respect to the Amended 2007 Equity Incentive Plan for which registration fees were paid with the filing of such Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Amended 2007 Plan and the 2011 Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and are not required to be filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

(a) the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 27, 2011;

(b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to March 31, 2011; and

(c) the description of the Common Stock, $0.001 par value per share, contained in Item I of the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on June 3, 1999 (File No. 0-26251), including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

2.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that it shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification is available with respect to indemnification of any improper personal benefit which a director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the director or officer is successful on the merits in said defense. The Registrant’s certificate of incorporation also provides that such indemnification rights shall not be exclusive of other indemnification rights to which those seeking indemnification may be entitled by law or under any bylaw, agreement, vote of our stockholders or directors or otherwise.

The Registrant has entered into indemnification agreements with each of its current directors and certain of its officers, pursuant to which the Registrant agreed to indemnify each director and such officers with respect to any expenses, judgments, fines, penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service as a director or officer if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is a director or certain officers against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Specimen Certificate for shares of NetScout Systems, Inc. Common Stock (filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed June 29, 2001 (File No. 0-26251) and incorporated herein by reference).

5.1 *	Opinion of Cooley LLP.

23.1 *	Consent of PricewaterhouseCoopers LLP.

23.2 *	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1 *	Power of Attorney is contained on the signature pages.

99.1	NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed July 26, 2011 (File No. 0-26251) and incorporated herein by reference).

3.

Exhibit Number	Description

99.2	NetScout Systems, Inc. Form of Restricted Stock Unit Agreement and Terms and Conditions with respect to the NetScout Systems, Inc. 2007 Equity Incentive Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed December 27, 2007 (File No. 333-148364) and incorporated herein by reference).

99.3	NetScout Systems, Inc. 2011 Employee Stock Purchase Plan (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed July 26, 2011 (File No. 0-26251) and incorporated herein by reference).

*	Exhibits marked with an asterisk (“*”) are filed herewith.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, on December 9, 2011.

NETSCOUT SYSTEMS, INC.

By:	/s/ Anil K. Singhal
Anil K. Singhal
President, Chief Executive Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anil K. Singhal and Jean Bua, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

6.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Anil K. Singhal Anil K. Singhal	President, Chief Executive Officer, and Chairman (Principal Executive Officer)	December 9, 2011

/s/ Jean Bua Jean Bua	Vice President, Chief Financial Officer, Chief Accounting Officer (Principal Financial Officer)	December 9, 2011

/s/ Victor A. DeMarines Victor A. DeMarines	Director	December 9, 2011

/s/ John R. Egan John R. Egan	Director	December 9, 2011

/s/ Joseph G. Hadzima, Jr. Joseph G. Hadzima, Jr	Director	December 9, 2011

/s/ Stuart McGuigan Stuart McGuigan	Director	December 9, 2011

/s/ Vincent J. Mullarkey Vincent J. Mullarkey	Director	December 9, 2011

/s/ Stephen Pearse Stephen Pearse	Director	December 9, 2011

7.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Certificate for shares of NetScout Systems, Inc. Common Stock (filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed June 29, 2001 (File No. 0-26251) and incorporated herein by reference).

5.1 *	Opinion of Cooley LLP.

23.1 *	Consent of PricewaterhouseCoopers LLP.

23.2 *	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1 *	Power of Attorney is contained on the signature pages.

99.1	NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed July 26, 2011 (File No. 0-26251) and incorporated herein by reference).

99.2	NetScout Systems, Inc. Form of Restricted Stock Unit Agreement and Terms and Conditions with respect to the NetScout Systems, Inc. 2007 Equity Incentive Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed December 27, 2007 (File No. 333-148364) and incorporated herein by reference).

99.3	NetScout Systems, Inc. 2011 Employee Stock Purchase Plan (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed July 26, 2011 (File No. 0-26251) and incorporated herein by reference).

*	Exhibits marked with an asterisk (“*”) are filed herewith.

8.